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                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Canyon Resources Corporation on Form S-3 of our report, which includes an explanatory paragraph regarding the uncertainty of the recovery of the Company's investment in certain exploration properties, dated March 8, 1995, on our audits of the consolidated financial statements of Canyon Resources Corporation, as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


                                       COOPERS & LYBRAND L.L.P.



Denver, Colorado
January 10, 1996





Document No. 20550